Exhibit 5.3
December 21, 2011
Nortek, Inc.
50 Kennedy Plaza
Providence, RI 02903-2360
     Re:      Registration Statement on Form S-4
Ladies and Gentlemen:
     We have been asked to render an opinion letter with respect to certain securities being registered under a Registration Statement on Form S-4 (the “Registration Statement”) filed by Nortek, Inc., a Delaware corporation (the “Issuer”), and certain subsidiaries of the Issuer named therein (collectively, the “Guarantors”), including without limitation Ergotron, Inc., a Minnesota corporation (the “Minnesota Guarantor”), with the Securities and Exchange Commission on December 22, 2011 under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act. The Registration Statement includes a prospectus that provides for the issuance by the Issuer in an exchange offer of up to $500,000,000 in aggregate principal amount of the Issuer’s 8.5% Senior Notes due 2021 (the “Exchange Notes”). The Exchange Notes are being offered in exchange for a like principal amount of the Issuer’s outstanding 8.5% Senior Notes due 2021 (the “Outstanding Notes”). The Exchange Notes will be issued pursuant to an Indenture dated as of April 26, 2011 (the “Indenture”) among the Issuer, the Guarantors and U.S. Bank National Association, as trustee. Payment of the Exchange Notes will be guaranteed by the Guarantors pursuant to Article X of the Indenture as evidenced by Notations of Guarantee to be attached to the Exchange Notes (the “Guarantees”).
     In connection with this opinion letter, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents:
     (i) the Registration Statement; and
     (ii) the Indenture (including the forms of Exchange Note and Notation of Guarantee attached to the Indenture as exhibits).
     We have also examined the articles of incorporation, bylaws and certain corporate records of the Minnesota Guarantor and such other agreements, instruments and documents, and such matters of law and fact, as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In establishing certain facts material to our opinions (including

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December 21, 2011

whether the Minnesota Guarantor constitutes a “related organization” of the Issuer and of the other Guarantors for purposes of Section 302A.501 of the Minnesota Statutes), we have relied, in each case without independent verification thereof, upon certificates and assurances of public officials, the assumptions set forth elsewhere herein and certificates of officers of the Minnesota Guarantor, as to the accuracy of factual matters.
     Based upon the foregoing and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that:
     1. The Minnesota Guarantor is a corporation validly existing and in good standing under the laws of the State of Minnesota.
     2. The execution and delivery by the Minnesota Guarantor of the Indenture and the Notations of Guarantee to be attached to the Exchange Notes, and the Guarantee by the Minnesota Guarantor of the Exchange Notes, have been duly authorized by all necessary corporate action on the part of the Minnesota Guarantor and are within the corporate power of the Minnesota Guarantor.
     3. The Minnesota Guarantor has duly executed and delivered the Indenture.
     4. The execution and delivery by the Minnesota Guarantor of the Indenture and the Notations of Guarantee to be attached to the Exchange Notes, and the Guarantee by the Minnesota Guarantor of the Exchange Notes, do not violate any provision of statutory law or regulation of the State of Minnesota applicable to the Minnesota Guarantor.
     The opinions expressed herein are subject to the following qualifications, assumptions and limitations:
     (a) We have assumed, without independent investigation, (i) the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies thereof, and the authenticity of the originals of such latter documents, (ii) that the Outstanding Notes have been, and the Exchange Notes will be, duly authorized, executed, authenticated and delivered by the Issuer and the Trustee in accordance with the terms of the Indenture, (iii) that the Exchange Notes and Guarantees will be issued as described in the Registration Statement, and (iv) that the Exchange Notes and Notations of Guarantee attached thereto will be substantially in the respective forms attached to the Indenture and any information omitted from such forms will be properly added.
     (b) This opinion letter is limited to the laws of the State of Minnesota.
     We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears under the caption “Legal Matters” and to the filing of

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December 21, 2011

this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act. This opinion letter may be relied upon by Ropes & Gray LLP.

Very truly yours, FAEGRE & BENSON LLP
By:	/s/ JENNIFER R. MEWALDT
Jennifer R. Mewaldt